Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, Class C, Class Y, Class R, and Investor Class shares Prospectuses and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm" and "Financial Statements" in the Class A, Class B, Class C, Class Y, Class R and Investor Class shares Statement of Additional Information and to the incorporation by reference of our report, dated February 10, 2006, on the financial statements and financial highlights of Pioneer Growth Shares included in the Annual Report to the Shareowners for the year ended December 31, 2005 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 75 to the Registration Statement (Form N-1A, No. 2-28274) of Pioneer Growth Shares.


                                                    /s/ ERNST & YOUNG LLP


Boston, Massachusetts
April 24, 2006